EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Grove Inc.

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of Grove Inc. of our report dated June 25, 2020, with respect to the consolidated financial statements as of June 30, 2019 and for the year ended June 30, 2019, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP

RBSM LLP

Henderson, Nevada

May 21, 2021